Report of Independent Accountants


To the Shareholders and Board of
Directors of
KEELEY Small Cap Value Fund, Inc.

In planning and performing our audit of
the financial statements of KEELEY Small
Cap Value Fund, Inc. (the 'Fund') for
the year ended September 30, 2001, we
considered its internal control,
including control activities for
safeguarding securities, in order to
determine our auditing procedures for
the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is
responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of controls.
Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in
internal control, errors or fraud may
occur and not be detected.  Also,
projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control
would not necessarily disclose all
matters in internal control that might
be material weaknesses under standards
established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving
internal control and its operation,
including controls for safeguarding
securities, that we consider to be
material weaknesses as defined above as
of September 30, 2001.

This report is intended solely for the
information and use of the Board of
Directors, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
October 19, 2001